Exhibit 99.1

Liberty Media Plans Split-Off of Liberty Entertainment

ENGLEWOOD, Colo. – September 3/PRNewswire-FirstCall/ – Liberty Media Corporation (Nasdaq:  LCAPA, LINTA, LMDIA) (“Liberty”) today announced that its board of directors has authorized its management to proceed with development of a plan to distribute to the holders of Liberty Entertainment tracking stock shares of a subsidiary that will hold the businesses and assets currently attributed to the Liberty Entertainment group (Nasdaq:  LMDIA).  The transaction would be effected as the redemption of all outstanding shares of Liberty Entertainment tracking stock in exchange for shares of the subsidiary and is intended to be tax-free to stockholders.  The subsidiary, which would become a separate public company, would be called Liberty Entertainment, Inc. (“Entertainment”).

“We believe converting the Liberty Entertainment tracking stock to an asset-backed security will create a stronger currency and allow greater flexibility to pursue our strategic objectives,” said Greg Maffei, president and CEO of Liberty.

If the transaction is completed as currently contemplated, Entertainment will be comprised of approximately 50% of The DIRECTV Group, Inc., 100% of Starz Entertainment, FUN Technologies, and Liberty Sports Holdings, LLC, 50% of GSN, LLC and 37% of WildBlue Communications, Inc.  Entertainment will be the obligor on approximately $2 billion in debt incurred to acquire 78.3 million DIRECTV shares in April 2008.  The 3.25% exchangeable debentures due 2031 that are currently attributed to the Liberty Entertainment group will be attributed to the Liberty Capital group together with an amount of cash sufficient to compensate that group for the change in attribution of the debentures.  No other change in the attribution of Liberty’s assets or liabilities to the Liberty Capital group or the Liberty Interactive group is anticipated.  It is expected that the executive officers of Liberty also will serve as the executive officers of Entertainment.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Liberty Media Corporation and subsidiaries or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: the risks and factors described in the publicly filed documents of Liberty Media Corporation, including the most recently filed Form 10-K of Liberty Media Corporation; general economic and business conditions and industry trends including in the advertising and retail markets; the continued strength of the industries in which we operate; uncertainties inherent in proposed business strategies and development plans; rapid technological changes; future financial performance, including availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or the inability to comply with, government regulation, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings; changes in the nature of key strategic relationships with partners and joint venturers; competitor responses to Liberty Media Corporation’s products and services, and the overall market acceptance of such products and services, including acceptance of the pricing of such products and services. These forward-looking statements speak only as of the date of this Release. Liberty Media Corporation expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media Corporation’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Nothing in this release shall constitute a solicitation to buy or an offer to sell shares of the new Entertainment or any of the Liberty Media tracking stocks described in this release.  The offer and sale of such shares in the proposed spin-off will only be made pursuant to an effective registration statement. Liberty stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because it will contain important information about the transaction.  A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transaction. Information regarding Liberty’s (and, if formed, Entertainment’s) directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (Nasdaq: LINTA), which includes Liberty’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (Nasdaq: LMDIA), which includes Liberty’s interests in The DIRECTV Group, Inc., Starz Entertainment, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (Nasdaq: LCAPA), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

SOURCE Liberty Media Corporation

CONTACT:

Courtnee Ulrich of Liberty Media LLC, +1-720-875-5420
Web site: http://www.libertymedia.com